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                                                                    Exhibit 11




          HIGHWAYMASTER COMMUNICATIONS, INC. AND SUBSIDIARY
          STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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
                                                                               Three months ended March 31,
                                                                               ----------------------------
                                                                                     1997          1996
                                                                                 ------------  ------------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS
  Loss before accretion and extraordinary item                                   $(7,374,000)  $(6,368,000)
  Accretion of Series B preferred stock                                                  ---      (610,000)
                                                                                 -----------   -----------
  Net loss applicable to common stockholders                                     $(7,374,000)  $(6,978,000)
                                                                                 -----------   -----------
                                                                                 -----------   -----------
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
  Weighted average number of shares outstanding, net of treasury shares           24,843,551    22,021,664
  Additional weighted average shares for assumed exercise of stock options,
    net of shares assumed to be repurchased with exercise proceeds                       ---           ---
                                                                                 -----------   -----------
  Weighted average number of shares outstanding                                   24,843,551    22,021,664
                                                                                 -----------   -----------
                                                                                 -----------   -----------
NET LOSS PER COMMON SHARE APPLICABLE TO COMMON STOCKHOLDERS
  Loss before accretion                                                          $     (0.30)  $     (0.29)
  Accretion of Series B preferred stock                                                  ---         (0.03)
                                                                                 -----------   -----------
  Net loss per common share applicable to common stockholders                    $     (0.30)  $     (0.32)
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